This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No. 333-9817 and to each Prospectus dated 8/22/1996 and to each Prospectus Supplement dated  8/22/1996
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PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
August 22, 1996 TO PROSPECTUS DATED August 22, 1996
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Pricing Supplement:     27
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Dated:  10/04/1996
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                      Sears Roebuck Acceptance Corp.
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                       Medium-Term Note Series   III
                              (Fixed Rate)
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                   Due at least 9 months from date of issue
        Interest payable each May 15 and November 15 and at Maturity
                                                                               .
Principal Amount of Note:                   $   10,000,000
                                                                               .
Settlement Date (Original Issue Date):      10/09/1996
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Maturity Date:                              10/09/2001
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Interest Rate Per Annum:                      6.64000%
                                                                               .
Specified Currency:                         US $
                                                                               .
                            (If Other than U.S. Dollars, see attached)
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Redemption Commencement Date:               NOT APPLICABLE
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Form of Purchased Notes:                    DTC
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Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.
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